EXHIBIT 23.1

CONSENT OF DELOITTE & TOUCHE LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement of 3Com Corporation on Form S-8 of our report dated June 25, 2003 (July 28, 2003 as to Note 23), appearing in the Annual Report on Form 10-K of 3Com Corporation for the year ended May 30, 2003.

/s/  DELOITTE & TOUCHE LLP

San Jose, California

October 20, 2003